Exhibit 99.1

ENERGY SERVICES OF AMERICA ANNOUNCES DIVIDEND

Huntington, WV   May 31, 2016- Energy Services of America (the “Company” or “Energy Services”) (OTC QB: ESOA), parent company of C.J. Hughes Construction Company and Nitro Electric Company, announced today that on May 25, 2016, the Company’s board of directors declared a dividend of $0.05 per common share payable on June 30, 2016 to shareholders of record as of June 15, 2016.

Douglas Reynolds, President, commented on the announcement. “With our current forecast for fiscal year 2016, we felt this would be the appropriate time to announce this dividend. We previously disclosed a backlog of $98.1 million as of March 31, 2016 and we are pleased with how our current projects are progressing so far.” Reynolds continued, “This will be the first dividend payment made by Energy Services to the common shareholders and we anticipate this will be the first of an annual dividend declaration. This is a big step for the Company and serves as further proof that our reorganization efforts worked. I would like to thank all the shareholders that stuck with us during some trying times as we look to continue our recent success into the future. ”

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America

Contact:

Douglas Reynolds, President

304-522-3868